AquaBounty Technologies, Inc.
AquaBounty appoints Sylvia Wulf as Chief Executive Officer
MAYNARD, Massachusetts, November 28, 2018 - AquaBounty Technologies, Inc. (NASDAQ: AQB) (“AquaBounty” or the “Company”), a biotechnology company focused on enhancing productivity in the aquaculture market and a majority-owned subsidiary of Intrexon Corporation (NASDAQ: XON), is pleased to announce the appointment of Sylvia Wulf as Chief Executive Officer and Executive Director effective on January 1, 2019.
Sylvia Wulf joins AquaBounty from US Foods, Inc., one of the country’s leading food distributors, where she is currently a Senior Vice President and has been President of the Manufacturing Division since 2011. Prior to US Foods, Ms. Wulf has held senior positions at Tyson Foods Inc, Sara Lee Corporation, and Bunge Corp., among others. Additionally, she is currently on the Board of Directors and the Executive Committee of the National Fisheries Institute. Her appointment has been planned to coincide with the Company’s developing emphasis on the commercialization of AquAdvantage Salmon, as the majority of the required regulatory hurdles have been passed.
Dr. Ronald Stotish will remain with the Company as an Executive Director with responsibility for research and regulatory affairs. He will continue to work closely with the regulatory authorities involved in food and biotechnology in the United States, Canada, and other countries. He will also lead the continued technical development of new products and will work closely with Ms. Wulf in the planned expansion of the production organization both within North America and abroad.
According to Richard Clothier, Chairman of the Board of Directors, “We are delighted to appoint Sylvia Wulf as the Chief Executive Officer of AquaBounty. Her wide and deep experience in the food industry in North America and its fish sector will be a vital asset in the production and marketing of AquAdvantage Salmon and in the development of additional products. This appointment greatly strengthens AquaBounty’s executive team at a crucial stage in the Company’s development, and the Board looks forward to a period of rapid growth under Sylvia’s leadership.
The Board would also like to take this opportunity to thank Dr. Stotish for the tireless work and effort he has put into successfully navigating the Company through the rigorous regulatory channels in the United States and Canada that culminated in approvals for AquAdvantage Salmon by both the U.S. Food and Drug Administration and Health Canada.”
Sylvia Wulf added “AquAdvantage Salmon is the type of innovation necessary to meet the rising consumer demand for a healthy source of protein, and salmon in particular, without placing further pressure on the sea and coastal environments. I look forward to working with Dr. Stotish and the team to successfully commercialize it both in North America and abroad.”
About AquAdvantage Salmon - AquAdvantage Salmon is an Atlantic salmon that has been bioengineered to grow to market size in about half the time of a traditional farmed Atlantic salmon. It significantly improves the economics of producing salmon in land-based contained facilities. AquAdvantage Salmon is a healthy, environmentally sustainable alternative to imported farmed Atlantic salmon.
For further information, please contact:
Dave Conley, Director of Communications
AquaBounty Technologies, Inc.
613 294 3078
Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding the potential for clearance of all regulatory hurdles to allow for commercialization, the potential for increased commercialization, the expansion of the production organization, the development of additional products, and the potential for growth of the Company. Forward-looking statements may be identified with words such as “will,” “may,” “expect,” “plan,” “anticipate,” “upcoming,” “believe,” “estimate,” or similar terminology, and the negative of these terms. Forward-looking statements are not promises or guarantees of future performance and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, please refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.aquabounty.com and on the SEC’s website at www.sec.gov.